Exhibit 10.7

EXECUTION COPY

AMENDMENT TO CONFIRMATION

THIS AMENDMENT (this “Amendment”) is made as of this 13th day of March 2007, between Deutsche Bank AG, London Branch (“Dealer”) and Asbury Automotive Group, Inc. (“Issuer”).

WHEREAS, Dealer and Issuer are parties to a Confirmation dated as of March 12, 2007 (the “Confirmation”) relating to Warrants on shares of common stock (par value USD0.01 per share) of Issuer;

WHEREAS, the parties wish to amend the Confirmation on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto agree as follows:

Section 1.  Terms Used but Not Defined Herein.  Terms used but not defined herein shall have the respective meanings given to them in the Confirmation.

Section 2.  Amendment to the Confirmation.

(a)                                  The “Premium” under the Confirmation shall be USD5,354,400.

(b)                                 The “Number of Warrants” under Annex A shall be 25,372 for Components 1 through 54, 25,373 for Components 55 through 79, and 25,373.8 for Component 80.

(c)                                  Section 8(e) of the Confirmation is amended by replacing the reference to “3,530,064” with “4,059,574”.

Section 3. Representations and Warranties.

Issuer represents and warrants to Dealer as follows:

(a)                                  On the date of this Amendment, (A) Issuer is not aware of any material nonpublic information regarding Issuer or the Shares and (B) all reports and documents filed by Issuer with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to supercede inconsistent statements contained in any earlier such reports and documents) do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(b)                                 Issuer is not entering into this Amendment to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(c)                                  The representations and warranties of Issuer set forth in Section 3 of the Agreement and Section 7 of the Confirmation are true and correct and are hereby deemed to be repeated to Dealer as if set forth herein.

Section 4.  Effectiveness.  This Amendment shall become effective upon execution by the parties hereto.

Section 5.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

Section 6.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.  Effectiveness of Confirmation.  Except as amended hereby, all the terms of the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date and year first above written.

DEUTSCHE BANK AG, LONDON BRANCH

/s/ Lee Frankenfield, Managing Director
Authorized Signatory

/s/ Andrea Leung, Managing Director
Authorized Signatory

DEUTSCHE BANK AG, NEW YORK
acting solely as Agent in connection with this
Transaction

/s/ Lee Frankenfield, Managing Director
Authorized Signatory

/s/ Stanley Rowe, Managing Director
Authorized Signatory

Agreed and accepted by:

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ J. Gordon Smith
	Name:	J. Gordon Smith
	Title:	Chief Financial Officer